EXHIBIT 4.1

Note: This English version is a fair and accurate translation of the French language articles of association of the registrant and has been prepared to comply with the requirements of the Securities and Exchange Commission. This English version does not create or evidence any obligations of the registrant, nor does it create rights in any person. In the event of any inconsistency between this English language version and the French original, the latter will control.

                                     TECHNIP

                          Societe Anonyme with a share
                            capital of 84,839,316.98

                               ------------------

                              6-8 Allee de l'Arche
                        Faubourg de l'Arche - ZAC Danton
                                92400 COURBEVOIE


                               ------------------

                               TRADE REGISTER Nr:
                           589 803 261 R.C.S. NANTERRE


                               ------------------

                             ARTICLES OF ASSOCIATION


                               ------------------

November 15, 2006




--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


    PART I         CORPORATE FORM -- CORPORATE NAME -- CORPORATE PURPOSE -- REGISTERED OFFICE -- DURATION
Article :         Title :                                                                                   Page:
ARTICLE 1         CORPORATE FORM                                                                                2
ARTICLE 2         CORPORATE NAME                                                                                2
ARTICLE 3         CORPORATE PURPOSE                                                                             2
ARTICLE 4         REGISTERED OFFICE                                                                             3
ARTICLE 5         DURATION                                                                                      3
   PART II                                       SHARE CAPITAL -- SHARES
ARTICLE 6         SHARE CAPITAL                                                                                 4
ARTICLE 7         PAYMENT FOR THE SHARES                                                                        4
ARTICLE 8         INTEREST ON LATE PAYMENTS                                                                     4
ARTICLE 9         FORM AND TRANSFER OF SHARES                                                                   4
ARTICLE 10        INDIVISIBILITY OF THE SHARES                                                                  4
ARTICLE 11        RIGHTS AND DUTIES ATTACHED TO THE SHARES                                                      4
ARTICLE 12        DOUBLE VOTING RIGHTS                                                                          5
ARTICLE 13        IDENTIFICATION OF SHAREHOLDERS CROSSING OF THRESHOLD                                          5
   PART III                                   ADMINISTRATION OF THE COMPANY
ARTICLE 14        COMPOSITION OF THE BOARD OF DIRECTORS                                                         6
ARTICLE 15        CHAIRMAN OF THE BOARD OF DIRECTORS                                                            7
ARTICLE 16        MEETINGS OF THE BOARD OF DIRECTORS                                                            7
ARTICLE 17        PREROGATIVES OF THE BOARD OF DIRECTORS                                                        8
ARTICLE 18        MANAGEMENT OF THE COMPANY                                                                     9
ARTICLE 19        CHIEF EXECUTIVE OFFICER (Directeur General) AND EXECUTIVE VICE PRESIDENTS
                  (Directeurs Generaux Delegues)                                                               10
ARTICLE 20        COMMITTEES -- INTERNAL RULE                                                                  10
ARTICLE 21        AGREEMENTS BETWEEN THE COMPANY AND ITS DIRECTORS AND OFFICERS                                10
ARTICLE 22        COMPENSATION OF THE DIRECTORS, THE CHAIRMAN OF THE BOARD, THE CHIEF EXECUTIVE
                  OFFICER AND EXECUTIVE PRESIDENTS                                                             10
   PART IV                                          GENERAL MEETINGS
ARTICLE 23        GENERAL RULES                                                                                12
    PART V                                         STATUTORY AUDITORS
ARTICLE 24        STATUTORY AUDITORS                                                                           13
   PART VI                   INVENTORIES -- PROFITS -- RESERVE FUNDS -- DISTRIBUTION OF PROFITS
ARTICLE 25        FISCAL YEAR                                                                                  14
ARTICLE 26        ANNUAL ACCOUNTS                                                                              14
ARTICLE 27        DISTRIBUTION OF PROFITS                                                                      14
ARTICLE 28        PAYMENT OF DIVIDENDS                                                                         14
   PART VII                                     DISSOLUTION -- LIQUIDATION
ARTICLE 29        DISSOLUTION -- LIQUIDATION                                                                   15
  PART VIII                                             DISPUTES
ARTICLE 30        DISPUTES                                                                                     16

                                     PART I

                               ------------------

CORPORATE FORM -- CORPORATE NAME -- CORPORATE PURPOSE- REGISTERED OFFICE - DURATION



--------------------------------------------------------------------------------

ARTICLE 1 -- CORPORATE FORM
---------------------------

TECHNIP (the "Company") is formed as a public limited company ("societe anonyme"), governed by the provisions of the Book II of the Commercial Code, the Decree of March 23, 1967 n(degree) 67-236, the legislation in force governing public limited companies and by these articles of association.

ARTICLE 2 -- CORPORATE NAME
---------------------------

The Company has the corporate name: TECHNIP.

On all agreements and documents prepared by the Company and intended for third parties, the corporate name must always be preceded or followed by the words "societe anonyme" or "S.A.", together with a statement as to the amount of the share capital, the Company's registration number at the Register of Commerce as well as the place of the said Register.

ARTICLE 3 -- CORPORATE PURPOSE
------------------------------

The Company has the following purpose in all countries:

All engineering studies and services, and construction of complex industrial plants, in particular for hydrocarbons, as well as all fields of industry, notably chemicals and life sciences.

The conception, manufacturing, purchase, sale, construction, assembly and installation of materials, products, equipment and systems intended for said installations, in particular fixed or floating platforms and pipelines for the development of oil fields at sea.

The provision of all services related to these products, equipment and installations.

The development and implementation of all processes and products for practical use in industry of the results of research carried out by the Company or by any other individual or entity.

The registration, acquisition, obtention, direct or indirect use, sale or purchase of all brands, processes, patents, and licences for the use of patents.

The direct or indirect participation by the Company in all operations of the said type, either by way of formation of companies, contributions to existing companies, mergers with them, transfer to companies of all or part of its assets or rights in real and personal property, subscriptions, purchases and sales of securities and corporate interests, partnerships, advances, loans or otherwise.

The investment by all means and in any form, in companies or industrial, commercial, financial and real property enterprises, whether French or foreign, regardless of legal form or organisation and, where necessary, the disposal of these investments.

Generally all transactions of a commercial, financial, industrial or civil nature or in real or personal property, related directly or indirectly to any of the purposes listed above and to any similar or related purposes, both on its own behalf or on behalf of third parties, and more generally all transactions facilitating or related to the realization of these purposes.

ARTICLE 4 -- REGISTERED OFFICE
------------------------------

The Company's registered office is at: 6-8 Allee de l'Arche -- Faubourg de l'Arche -- ZAC Danton -- 92400 COURBEVOIE.

It may be transferred to any other place within the Hauts-de-Seine departement or to any place in any departement bordering the Hauts-de-Seine by decision of the Board of Directors, provided the said decision is ratified by the following Ordinary General Shareholders' Meeting.

It may be transferred to any place elsewhere by decision of a Extraordinary General Shareholders' Meeting.

ARTICLE 5 -- DURATION
---------------------

The duration of the Company is fixed at ninety-nine years from April 21, 1958. It shall hence expire on April 20, 2057, unless it is wound up prior thereto or its duration is extended as provided for in these articles of association.

At least one year before the Company's expiry date, the Board of Directors shall convene the Extraordinary General Shareholders' Meeting for the purpose of deciding whether the Company's duration is to be extended.

                                     PART II

                               ------------------

                             SHARE CAPITAL -- SHARES

                               ------------------

ARTICLE 6 -- SHARE CAPITAL
--------------------------

The share capital is fixed at the sum of 84,839,316.98 euros and divided into 111,264,678 fully paid in shares, all of the same class.

ARTICLE 7 -- PAYMENT FOR THE SHARES
-----------------------------------

The price of shares to be subscribed for in cash is payable either at the registered office, or at any other place specified for the said purpose.

The Board of Directors may authorize pre-payments and may accept payments by way of set-off against amounts due and payable by the Company.

ARTICLE 8 -- INTEREST ON LATE PAYMENTS
--------------------------------------

Any payment that is delayed shall automatically bear interest for the benefit of the Company at the rate of 3% above the three-month EURIBOR rate (or any other index replacing it), at a minimum of 7%, effective from the date the payment became due, calculated on a daily basis, and without the need for any formalities. The Company nonetheless reserves its right to initiate proceedings against the defaulting shareholder and its right to injunctive relief as provided for by law.

ARTICLE 9 -- FORM AND TRANSFER OF SHARES
----------------------------------------

The shares are in registered or bearer form, at the shareholder's choice. They shall give rise to registration in the ledgers in accordance with the terms and conditions provided by law.

They shall be freely negotiable subject to applicable laws and regulations. They shall be transferable from one account to another.

ARTICLE 10 -- INDIVISIBILITY OF THE SHARES
------------------------------------------

The shares shall be indivisible with respect to the Company.

Joint owners of shares may be represented at the General Shareholders' Meetings by either one of the owners or by a joint appointee. In the event of a dispute, an appointee will be appointed by the court at the request of the most diligent joint owner.

The voting rights attached to jointly owned share(s) belongs to the beneficial owner (usufruitier) at Ordinary General Shareholders' Meetings, but to the bare owner (nu-proprietaire) at Extraordinary General Shareholders' Meetings.

ARTICLE 11 -- RIGHTS AND DUTIES ATTACHED TO THE SHARES
------------------------------------------------------

Each share shall give a right to the corporate assets, to the distribution of the profits and to any liquidation surplus (boni de liquidation), in proportion to the number of shares issued.

The shareholders shall be liable only up to the amount of their capital contributions.

Share ownership automatically implies adherence to the Company's articles of association and to the decisions of the General Shareholders' Meetings.

The rights and duties attached to each share shall pass with the title of the share, to whomever becomes the owner thereof.

Whenever it is necessary to own a certain number of shares in order to exercise a right of any kind, in particular in the event of an exchange, consolidation or allotment of shares, or following an increase in or reduction of share capital -- whatever the terms and conditions thereto may be -- a merger or any other transaction, shareholders holding a number of shares fewer than that required may exercise their rights only on condition that they make their own personal arrangements with regard to consolidation and, where applicable, to the purchase or sale of the number of shares or rights forming the necessary fractional share.

ARTICLE 12 -- DOUBLE VOTING RIGHTS
----------------------------------

Since November 24, 1995, double voting rights, taking into account the fraction of the share capital that they represent, have been attributed to all fully paid-up shares which can be proved to have been registered in the name of the same shareholder for at least two years.

In the event of an increase of share capital by capitalization of reserves, profits or issue premiums, double voting rights shall also be granted as from the time of their issue to registered shares granted free of charge to a shareholder in respect of existing shares, entitling such shareholder to the benefit of the said right.

Registered shares benefiting from double voting rights that are converted into bearer form for any reason whatsoever shall lose such double voting rights.

ARTICLE 13 -- IDENTIFICATION OF SHAREHOLDERS -- CROSSING OF THRESHOLDS
----------------------------------------------------------------------

In accordance with applicable laws and regulations, the Company may at any time ask the body responsible for clearing securities for information enabling it to identify the holders of shares carrying immediate or future voting rights at General Shareholders' Meetings, as well as the number of shares held by each of them and, where applicable, any restrictions that may affect such shares.

Any shareholder acting alone or in a group (de concert), in addition to the thresholds referred to in Article L. 233-7 of the Commercial Code, who comes to hold or ceases to hold, directly or indirectly, 1% of the Company's share capital or voting rights, or a multiple of said percentage less than or equal to 33%, shall notify the Company within five trading days of having crossed any one of these thresholds, by registered letter with return receipt requested, of the aggregate number of shares, voting rights or securities giving right to the Company's share capital, which it holds, directly or indirectly, alone or in a group (de concert).

Any failure to comply with the notification of the crossing of a statutory threshold shall give rise to forfeiture of those voting rights exceeding the fraction that was required to have been declared pursuant to the provisions detailed above, for all General Shareholders' Meetings that may be held during a period of two years following the curing of notice, at the request of one or more shareholders, together holding at least 1% of the Company's share capital or voting rights, such request being recorded in the minutes of the General Shareholders' Meetings.

                                    PART III

                               ------------------

                          ADMINISTRATION OF THE COMPANY

                               ------------------

ARTICLE 14 -- COMPOSITION OF THE BOARD OF DIRECTORS
---------------------------------------------------

1. Number of Directors
   -------------------
   The Company shall be administered by a Board of Directors consisting of three to eighteen members, subject to applicable laws.
2. Shareholding of Directors
   -------------------------
   Each Director must, for the duration of his term, hold at least four hundred shares of the Company, which should be held in the registered form.
   If, upon his appointment, a director does not hold or, during the term of his office ceases to hold, the requisite number of shares, he will be deemed to have resigned unless he cures the situation within three months.
3. Legal entities as Directors
   ---------------------------
   The Directors could be either individual or legal entities. In the latter case, the legal entity is bound to appoint a permanent representative at the time of its appointment, which said representative shall be subject to the same conditions and obligations and shall incur the same civil and criminal liabilities as if he were a director in his own name, without prejudice to the liability of the moral entity that he represents.
   The permanent representative is appointed for the duration of the term of office of the appointing legal entity. His appointment should be confirmed upon each renewal of the term of office as director of the legal entity.
   If the legal entity retracts its permanent representative's appointment, it must nofify it by registered mail, to the Company, together with the name of its new permanent representative. The same applies in the event of death or resignation of the permanent representative.
4. Term of office
   --------------
   The members of the Board of Directors are appointed for four (4) years, expiring after the Ordinary General Shareholders' Meeting having approved the accounts for the prior fiscal year and which is held in the year in which the term expires.
   Each member of the Board of Directors may always be reappointed.
5. Age limit
   ---------
   The number of individual Directors over 70 shall not exceed one-third of the number of Directors at the end of the fiscal year. If such number is exceeded, the oldest Director is automatically deemed to have resigned.
6. Vacancies -- Temporary appointments -- Ratifications
   ----------------------------------------------------
   In the event of a vacancy of one or several seats as a result of death or resignation, the Board of Directors may, between two General Shareholders' Meetings, make temporary appointments.
   If there are fewer than three members of the Board of Directors, the Board of Directors must immediately convene an Ordinary General Shareholders' Meeting to appoint new members to fill the Board of Directors.
   The temporary appointments made by the Board of Directors are subject to ratification by the following Ordinary General Shareholders' Meeting. If such ratification is not obtained, prior decisions taken by the Board of Directors remain valid.
   The member appointed to replace another member is appointed for the remainder of his predecessor's term.

ARTICLE 15 -- CHAIRMAN OF THE BOARD OF DIRECTORS
------------------------------------------------

1. Appointment
   -----------
   The Board of Directors shall elect a Chairman from among its members who are physical persons. He exercises his functions for the duration of his term of office as member of the Board of Directors.

   The Board of Directors may elect one or several Vice Chairman of whom it will determine the term of office which may not exceed the term of office as Director.
2. Age limit
   ---------
   No one may be elected Chairman of the Board of Directors if he is over the age of sixty-five (65). The Chairman of the Board of Directors shall be deemed to have resigned at the end of the Ordinary General Shareholders' Meeting having approved the accounts for the fiscal year in which he reached this age.
3. Powers
   ------
   The Chairman of the Board of Directors shall represent the Board of Directors. He shall organize and direct the work of the Board and shall report on such work to the Annual Meeting. He shall see to it that the structures of the Company operate properly, and, in particular, he shall see to it that the Directors are able to perform their responsibilities.

   The Chairman of the Board of Directors discusses the conditions under which the Board of Directors prepares and organizes its work as well as on the internal audit procedures implemented by the Company in a report annexed to the annual report which is presented at the Ordinary General Shareholders' Meeting convened to approve the accounts of the previous fiscal year. The report shall describe any limitations to the powers of the Chief Executive Officer decided by the Board of Directors.

ARTICLE 16 -- MEETINGS OF THE BOARD OF DIRECTORS
------------------------------------------------

1. Notice of meetings
   ------------------
   The meeting of the Board of Directors are convened by any means including verbally.
2. Meetings
   --------
   At least half the members of the Board of Directors must be present in person for the meetings to be valid.

   The members of the Board of Directors participating by visio-conference in compliance with the conditions set by applicable law, will be counted as present for the purposes of computing the quorum and the majority.

   Decisions are adopted by a majority of the members present in person or represented. The Chairman shall have the casting vote in the event of a tie. The Board of Directors' deliberations are recorded in minutes established in accordance with applicable laws and regulations. Copies and excerpts of the minutes of meeting of the Board of Directors are delivered and certified in accordance with law.
   The Board may appoint a Secretary who needs neither to be one of its members nor a shareholder.

ARTICLE 17 -- PREROGATIVES OF THE BOARD OF DIRECTORS
----------------------------------------------------

1. Powers
   ------
   The Board of Directors shall set the guidelines for the business of the Company and shall see to it that they are implemented.

   Subject to the powers expressly assigned to Shareholders' Meetings, and within the scope of the corporate purpose, it shall take up any and all issues affecting the proper operation of the Company and shall decide in its meetings any business concerning the Company.
2. Limits
   ------
   In relationships with third parties, the Company shall be bound even by actions of the Board of Directors which are not related to the corporate purpose, unless it can prove that the third party knew that the action exceeded such purpose or that it could not be unaware of it given the circumstances; publication of the articles of association shall not in and of itself constitute proof.
3. Control
   -------
   The Board of Directors shall undertake any and all audits and controls it may deem appropriate. Every Director shall receive all information necessary to perform his responsibilities and may request any and all documents he deems necessary.

ARTICLE 18 -- MANAGEMENT OF THE COMPANY
---------------------------------------

The Management of the Company shall be assumed under his responsibility either by the Chairman of the Board of Directors or by other individual person appointed by the Board of Directors with the title of Chief Executive Officer (Directeur General).

Under the condition that the matter appears on the agenda of the meeting, the Board of Directors makes a choice between the two options of management referred to above. The type of management that has been selected shall remain in force until further decision to the contrary.

Shareholders and third parties shall be informed of the choice made by the Board of Directors in accordance with applicable laws.

ARTICLE 19 -- CHIEF EXECUTIVE OFFICER (Directeur General) AND EXECUTIVE VICE
----------------------------------------------------------------------------
PRESIDENTS (Directeurs Generaux Delegues)
-----------------------------------------

1. Chief Executive Officer
   -----------------------
   The Chief Executive Officer shall be vested with the broadest powers to act in all circumstances on behalf of the Company. He shall exercise such powers within the scope of the corporate purpose, subject to any powers granted expressly by law to the Shareholders' Meetings and the Board of Directors. He shall represent the Company in its relationships with third parties. The Company shall be bound even by the actions of the Chief Executive Officer which are not related to the corporate purpose, unless it can prove that the third party knew that the action exceeded such purpose or that it could not be unaware of it given the circumstances; publication of the articles of association shall not in and of itself constitute proof.
   The provisions of the articles of association or the decisions by the Board of Directors limiting the powers of the

   Chief Executive Officer shall not be binding on third parties. The Chairman of the Board of Directors reports, in accordance with Article 15 of these articles of association, on the potential limitations placed upon the Chief Executive Officer's powers by the Board.
   If the Chairman of the Board of Directors takes over the Management of the Company, the provisions of this Article and the laws pertaining to the Chief Executive Officer shall apply to the Chairman and he takes the title of Chairman and Chief Executive Officer.
   No one may be appointed Chief Executive Officer if he is over the age of sixty-five (65). The Chief Executive Officer shall be deemed to have resigned at the end of the Ordinary General Shareholders' Meetings having approved the accounts for the fiscal year in which he reaches this age.
   The Chief Executive Officer may be removed at any time by the Board of Directors. If the decision to remove him is made without just grounds, it can result in payment of damages, unless the Chief Executive Officer assumes the position of Chairman of the Board of Directors.
2. Executive Vice Presidents
   -------------------------
   On the recommendation of the Chief Executive Officer, the Board of Directors may appoint one or more individuals to assist the Chief Executive Officer, with the title of Executive Vice President.
   The maximum number of Executive Vice Presidents that may be appointed shall be five.
   No one may be appointed Executive Vice President if he is over the age of sixty-five (65). The Executive Vice President shall be deemed to have resigned at the end of the Ordinary General Shareholders' Meeting having approved the accounts for the fiscal year in which he reaches this age.
   On the recommendation of the Chief Executive Officer, the Executive Vice Presidents may be removed at any time by the Board of Directors. If the decision to remove them is made without just grounds, it may result in payment of damages.

   If the Chief Executive Officer ceases to perform, or is prevented from performing his duties, the Executive Vice Presidents shall retain their positions and authorities until the new Chief Executive Officer is appointed, unless the Board decides otherwise.
   In agreement with the Chief Executive Officer, the Board of Directors shall determine the extent and the duration of the powers granted to the Executive Vice Presidents. With respect to third parties, the Executive Vice Presidents shall have the same powers as the Chief Executive Officer.



ARTICLE 20 -- COMMITTEES -- INTERNAL RULE
-----------------------------------------

The Board of Directors may decide to establish committees in order to study specific matters on the request of the Board itself or of its Chairman. It decides of the composition and duties of the committees which operate under its responsibility.

The Board of Directors will be entitled in particular to establish a strategic committee, an appointment and compensation committee and an audit committee.

The Board of Directors may approve an internal rule.

ARTICLE 21 -- AGREEMENTS BETWEEN THE COMPANY AND ITS DIRECTORS AND OFFICERS
---------------------------------------------------------------------------

Any agreement, whether directly or indirectly through a third party, between the Company and its Chief Executive Officer, one of his Executive Vice Presidents, a member of the Board of Directors, one of its shareholders holding 10% or more of the voting rights, or if such shareholder is a company, the company in control of this shareholder within the meaning of the Article L.233-3 of the French Commercial Code must receive prior authorization by the Board of Directors.

The same applies to agreements in which those persons mentioned in the preceding paragraph have an indirect interest.

Agreements between the Company and another company, of which the Chief Executive Officer, one of his Executive Vice Presidents, one of the members of the Board of Directors of the Company is the owner, general partner, manager, director, member of the Supervisory Board, or in a general sense is an officer, are also subject to prior authorization of the Board of Directors.

The preceding provisions do not apply to agreements relating to ongoing transactions and those entered into under normal conditions. These agreements, however, must be brought by the interested party to the attention of the Chairman of the Board of Directors unless their purpose or financial implications is insignificant to both parties. The Chairman of the Board will provide a list and purpose thereof to the members of the Board of Directors and to the statutory auditors.

ARTICLE 22 -- COMPENSATION OF THE DIRECTORS, THE CHAIRMAN OF THE BOARD, THE
---------------------------------------------------------------------------
CHIEF EXECUTIVE OFFICER AND EXECUTIVE VICE PRESIDENTS
-----------------------------------------------------

1. Compensation
   ------------
   The Board of Directors shall determine the compensation of the Chairman, the Chief Executive Officer, and the Executive Vice Presidents.
   Without being bound by its previous decisions, the Ordinary General Shareholders' Meeting may allocate to the members of the Board of Directors, as compensation for their activities, attendance fees (jetons de presence), for a fixed annual amount. The Board of Directors shall distribute the overall amounts allocated to it freely between its members.
   The Board of Directors may distribute exceptional compensation for special assignments or mandates entrusted to members of the Board of Directors. This exceptional compensation is subject to the provisions of Article 21 above.
2. Reimbursement
   -------------
   The Board of Directors may authorize the reimbursement of travel costs and expenses incurred by its members in the interests of the Company.

                                     PART IV

                                ----------------

                                GENERAL MEETINGS

                                ----------------

ARTICLE 23 -- GENERAL RULES
---------------------------

1. Powers
   ------
   Whether Ordinary, Extraordinary or Mixed, the General Meetings of Shareholders shall deliberate pursuant to the terms and conditions of quorum and majority and shall exercise ther powers respectively assigned to them by the applicable provisions of law.
2. Notice and venue of meetings
   ----------------------------
   General Shareholders' Meetings shall be convened in accordance with the conditions set out by applicable laws and regulations. General Shareholders' Meetings shall meet at the registered office or at any other place specified in the notice convening the meeting.
   General Shareholders' Meetings shall be chaired by the Chairman of the Board of Directors or, in his absence, by a Director so appointed by the Board of Directors, or failing this, the General Meeting shall appoint a Chairman. The Chairman shall be assisted by two scrutineers being the two present and accepting shareholders representing, by themselves or by proxy, the highest number of votes.
   The Chairman and the two scrutineers may appoint a Secretary who could be selected out of the members of the General Meeting.

3. Attendance
   ----------
   All Shareholders have the right, upon evidence of identity, to participate in General Shareholders' Meetings by attending in person, by returning a mail voting form or by appointing a proxy, provided as of the day before the meeting, that:
   -- in the case of holders of registered shares (actions nominatives), the registration has been entered in the Company's registers, -- in the case of holders of bearer shares (actions au porteur), a certificate issued by an authorized intermediary recording the fact that their shares registered in the account are tied up until the date of the General Shareholders' Meeting, has been filed at the place indicated in the notice convening the meeting.
   Any legal entity shareholder may participate in the General Shareholders' Meetings through its legal representatives or by any other person appointed by it for this purpose.
   The shareholders may, subject to the conditions set forth under the applicable laws and regulations, send their proxy and mail voting forms for any General Shareholders' Meeting either on paper or by teletransmission.
   The Board of Directors may decide that the Shareholders may participate in and vote at any General Meeting by video-conferencing or telecommunication means in the conditions set forth by law. In such a case any shareholder participating by any the referred means shall be deemed to be present for the sake of quorum and majority.

                                     PART V

                                ----------------

                               STATUTORY AUDITORS

                                ----------------

ARTICLE 24 -- STATUTORY AUDITORS
--------------------------------

At least two statutory auditors and at least two deputy statutory auditors shall be recommended for appointment by the General Shareholders' Meeting by draft resolution from the Board of Directors or the Shareholders, according to applicable legal provisions. They are appointed for six fiscal years. Then term of office shall expire upon the approval of the accounts for the sixth fiscal year.

                                     PART VI

                                ----------------

                     INVENTORIES -- PROFITS -- RESERVE FUNDS

                                ----------------

                             DISTRIBUTION OF PROFITS

                                ----------------

ARTICLE 25 -- FISCAL YEAR
-------------------------

The fiscal year shall start on January 1 and end on December 31 of each year.

ARTICLE 26 -- ANNUAL ACCOUNTS
-----------------------------

The Board of Directors shall keep regular accounts of the corporate operations and shall prepare annual accounts in conformity with law and commercial practice. A General Shareholders' Meeting convened to approve the accounts for the prior fiscal year, must be held each year within six months of the close of the fiscal year or, in the event of an extension, within a timeframe determined by a court.

ARTICLE 27 -- DISTRIBUTION OF PROFITS
-------------------------------------

From the distributable profit, as defined by law, the Ordinary General Shareholders' Meeting may withhold any sums it thinks fit to allocate to any optional reserve fund, or to carry it forward.

The balance, if any, shall be divided between all the shareholders in proportion to the number of shares that they own.

In addition, the General Shareholders' Meeting may decide to distribute sums withheld from the reserve funds at its disposal, by indicating expressly the particular reserve funds from which the deductions should be made. However, the dividends must be withheld first from the distributable profit for the fiscal year.

ARTICLE 28 -- PAYMENT OF DIVIDENDS
----------------------------------

The terms of payment of the dividends are set by the Ordinary General Shareholders' Meeting or, failing which, by the Board of Directors. However, payment of dividends in cash must take place within a maximum of nine months after the close of the fiscal year, unless the period is extended by court authorization.

The Ordinary General Shareholders' Meeting has the right to grant each shareholder the option, with respect to all or part of the dividend or interim dividends distributed, to choose between the payment of dividends or interim dividends in cash or in shares.

Subject to the limits and conditions set forth by law, the Board of Directors may decide to distribute interim dividends (acomptes sur dividendes). In such a case the Board of Directors will be entitled to set the terms of payment of the dividends as referred above.

                                    PART VII

                                ----------------

                           DISSOLUTION -- LIQUIDATION

                                ----------------

ARTICLE 29 -- DISSOLUTION -- LIQUIDATION
----------------------------------------

Other than judicial dissolution as provided for by law, and without a valid extension of its duration, the Company shall be wound up automatically at the end of its duration as provided for in these articles of association or following a resolution of the Extraordinary General Shareholders' Meeting.

One or several trustees (liquidateurs) shall then be appointed by the Extraordinary General Shareholders' Meeting within the quorum and majority requirements for an Ordinary General Shareholders' Meeting.

The trustee represents the Company. All the assets are liquidated and liabilities paid by the trustee who has the broadest powers. Any remaining balance is then distributed by the trustee.

The General Shareholders' Meeting may authorize the trustee to continue the ongoing activities or to begin new ones as needed by the liquidation.

The net assets remaining after the reimbursement of the nominal value of the shares are divided equally among the shares.

In the event all the shares are held by one shareholder, the decision to dissolve, whether voluntarily or judicially, shall result in, under the conditions provided for by law, the transfer of all the assets to the sole shareholder without the need for liquidation.

                                    PART VIII

                                ----------------

                                    DISPUTES

                                ----------------

ARTICLE 30 -- DISPUTES
----------------------

Any disputes between the shareholders and the management or controlling bodies of the Company or between the shareholders themselves, relating to the application of these articles of association arising during the duration of the Company or in the course of its liquidation, shall be subject to the jurisdiction of the competent courts.

Accordingly, in the event of any dispute, every shareholder must elect an address for service at a place within the jurisdiction of the relevant court, and any writs and notifications shall be duly served at the said address.

If no address for service is elected, writs and notifications shall be validly served at the Office of the Public Prosecutor of the competent Tribunal de Grande Instance.